Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Gretchen Dock	Timothy Dolan
Phase Forward	Integrated Corporate Relations
781-902-4413	617-956-6727
Gretchen.dock@phaseforward.com	timothy.dolan@icrinc.com

PHASE FORWARD REPORTS FIRST QUARTER 2007 RESULTS

•                  Revenue of $30.1 million increases 27% over prior year

•                  Non-GAAP operating income of $4.5 million increases 67% over prior year

Waltham, MA – April 24, 2007 – Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the first quarter of 2007.

Revenues for the first quarter of 2007 were $30.1 million, a 27% increase from $23.6 million in the first quarter of 2006.  Within total revenues, InForm™ license, application hosting and other related revenues were $21.3 million, an increase of 40% from $15.2 million in the prior year period, representing 71% of first quarter 2007 total revenues.

Bob Weiler, chief executive officer and president, remarked, “We were very pleased with the company’s performance in the first quarter, which was a strong start to the new year.  During the quarter, Abbott Laboratories, a top 15 pharmaceutical company, signed up for ASP trials on our InForm electronic data capture solution; our safety solutions gained increased traction; we continued to diversify our customer base outside of the pharmaceutical sector and expand and deepen our relationships with Contract Research Organizations (CROs).  With continuing market demand and the company executing at a high level, we remain confident about our outlook for the remainder of the year.”

Weiler added, “We believe the strength of Phase Forward’s technology, value proposition and competitive position is evidenced by our continued adoption by customers and CROs that select us after conducting comprehensive comparative evaluation processes.  This was demonstrated most recently at Quintiles, which signed a multi-year extension and expansion to our existing seven year relationship.  Moreover, we believe that the addition of SGS Life Science Services, a significant expansion of our relationship with PAREXEL and building momentum with ICON are all examples of Phase Forward solidifying its position as the leading EDC partner to CROs.  This is a strategic priority because we believe that CROs will continue to manage a significant percentage of clinical trials and it further complements our market share leadership position.”

For the first quarter of 2007, GAAP income from operations was $3.2 million, compared to $2.0 million in the first quarter of 2006.  GAAP net income for the period was $3.5 million, or $0.10 per diluted share, compared to $2.1 million, or $0.06 per diluted share, in the first quarter of 2006.

For the first quarter of 2007, non-GAAP income from operations was $4.5 million, representing an increase of 67% from the prior year period and an operating margin of 14.9%.  Non-GAAP net income for the period was $4.6 million, or $0.13 per diluted share, an increase compared to $2.8 million, or $0.08 per diluted share, in the first quarter of 2006.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the first quarter of 2007 and 2006.

Cash, cash equivalents and short-term investments were $81.8 million at the end of the first quarter, an increase of $12.2 million from $69.6 million at the end of the prior quarter.  The increase in cash was due primarily to cash from operations, which was $14.8 million during the three months ended March 31, 2007.  Total deferred revenue was $62.1 million at the end of the quarter, an increase of 23% from $50.7 million at the end of the prior quarter.

Business Highlights

•                  Abbott Laboratories, a top 15 pharmaceutical company, signed on for 2 ASP trials for the use of Phase Forward’s InForm electronic data capture.

•                  Quintiles Transnational Corp., a global leader in pharmaceutical services, signed a multi-year agreement to extend and expand its use of Phase Forward’s InForm electronic data capture solution for clinical trials. The InForm solution has been used in nearly 90% of all Quintiles’ EDC trials to date, and is expected to be the primary technology on which Quintiles provides EDC services to its customers.  The agreement also extends Quintiles’ use of Phase Forward’s Clintrial™ clinical data management system and Clintrace™ adverse event reporting product.

•                  PAREXEL, the fourth largest CRO in the world, extended and expanded their relationship with Phase Forward by way of a multi-million dollar deal for ASP trials.

•                  SGS Life Science Services, a leading European CRO, has selected Phase Forward as its preferred EDC partner.

•                  Phase Forward signed agreements for additional InForm ASP trials in the medical device sector, including agreements  with global medical devices companies

Kyphon and ev3.  Kyphon develops and markets medical devices designed to restore and preserve spinal function, and ev3 specializes in catheter-based technologies for the endovascular treatment of vascular diseases and disorders.

•                  The company extended its small to mid-size pharma customer portfolio with the addition of Shionogi USA, a subsidiary of one of the leading Japanese pharmaceutical companies, and CombinatoRX, which develops novel product candidates targeting multiple diseases that go beyond traditional combinations.

•                  In the safety area, the company added Synta Pharmaceuticals, which focuses on products for extending and enhancing the lives of patients with severe medical conditions, and iNova Pharmaceuticals, which develops drugs to treat skin cancer, heart conditions, weight loss, asthma, coughs, sore throats and sport injuries.

•                  During the first quarter, the company announced the immediate availability of version 2.5 of its Clinical Trials Signal Detection (CTSD™) system. A comprehensive tool for detecting, evaluating and tracking potential safety signals, CTSD 2.5 provides an enhanced user interface with clear summary displays, a wide selection of data visualization tools and the ability to easily access trial data without programming.

•                  Also during the first quarter, the company announced the immediate availability of version 6.0 of WebVDME™, its visual data mining environment for drug safety.  The new release includes more tools and features for discovering and investigating signals in greater depth, exploring varied combinations of factors that trigger adverse events and simplifying analysis of safety data.

Financial Outlook

The following statements are based on current expectations as of the date of this press release and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the second quarter of 2007, the company expects revenues to be between $30.8 and $31.6 million.  The company expects non-GAAP operating income to be between $4.1 and $4.5 million, with non-GAAP EPS between $0.12 and $0.13.  GAAP EPS is expected to be between $0.08 and $0.09, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.

For the full year 2007, the company expects revenues to be between $125 and $129 million and bookings to be between $140 and $155 million.  On a non-GAAP basis, operating income is expected to be between 14% and 15%, with non-GAAP EPS between $0.47 and $0.51. GAAP EPS is expected to be between $0.34 and $0.38, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.

Conference Call

The company plans to host its investor conference call today at 5:00 pm EST to discuss its financial results for the first quarter 2007 and its outlook for the second quarter of and full year 2007. The investor conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 800-561-2718 and the international dial-in is 617-614-3525. The access code is 67335780. Investors are advised to dial in at least five minutes prior to the call to register. The web cast will be archived until May 24, 2007.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Clintrace™) and applied data standards (WebSDM™). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 265 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, Food and Drug Administration, GlaxoSmithKline, Merck & Co., Merck Serono, U.K. Medicines and Healthcare Products Regulatory Agency, National Institutes of Health, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute and Servier. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2007

Revenues:
License	$9,025	$11,036
Service	14,591	19,048

Total revenues	23,616	30,084
Costs of revenues:
License	706	605
Service(1)	8,895	11,527

Total cost of revenues	9,601	12,132
Gross margin:
License	8,319	10,431
Service	5,696	7,521

Total gross margin	14,015	17,952

Operating expenses:
Sales and marketing(1)	4,237	5,447
Research and development(1)	3,624	4,632
General and administrative(1)	4,139	4,638

Total operating expenses	12,000	14,717

Income from operations	2,015	3,235
Other income (expense):
Interest income	596	864
Other, net	(64)	(66)

Total other income	532	798

Income before provision for income taxes	2,547	4,033
Provision for income taxes	461	552

Net income	$2,086	$3,481

Net income per share applicable to common stockholders:
Basic	$0.06	$0.10

Diluted	$0.06	$0.10

Weighted average number of common shares used in net income per share calculations:
Basic	33,751	34,627

Diluted	35,234	36,417

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$44	$110
Sales and marketing	110	166
Research and development	60	156
General and administrative	242	600

Total stock-based expenses	$456	$1,032

Phase Forward Incorporated and Subsidiaries

Tables of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2007
Reconciliation of GAAP to Non-GAAP income from operations:
GAAP income from operations	$2,015	$3,235
Stock-based expenses	456	1,032
Amortization of intangible assets	217	217
Non-GAAP income from operations	$2,688	$4,484

	Three Months Ended March 31,
	2006	2007
Reconciliation of GAAP to Non-GAAP net income and net income per share applicable to common stockholders:
GAAP net income	$2,086	$3,481
Stock-based expenses, net of tax	456	891
Amortization of intangible assets, net of tax	217	187
Non-GAAP net income	$2,759	$4,559

GAAP net income per share applicable to common stockholders:
Diluted	$0.06	$0.10

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.08	$0.13

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	March 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$42,169	$55,552
Short-term investments	27,466	26,264
Accounts receivable, net of allowance of $384 and $491 in 2006 and 2007, respectively	29,652	28,596
Deferred set up costs, current portion	1,649	1,885
Prepaid commissions and royalties, current portion	3,570	3,469
Prepaid expenses and other current assets	2,972	2,941
Deferred income taxes	5,158	5,116

Total current assets	112,636	123,823

Property and equipment, net	8,561	10,397
Deferred set up costs, net of current portion	1,000	1,146
Prepaid commissions and royalties, net of current portion	2,670	2,974
Intangible assets, net of accumulated amortization of $1,176 and $1,394 in 2006 and 2007, respectively	2,724	2,506
Goodwill	27,820	27,699
Deferred income taxes	4,988	4,828
Other assets	252	255

Total assets	$160,651	$173,628

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,893	$1,383
Accrued expenses	14,183	12,174
Accrued earn-out	3,500	3,500
Deferred revenue, current portion	47,128	58,535
Deferred rent, current portion	352	439

Total current liabilities	68,056	76,031

Deferred revenues, net of current portion	3,527	3,523
Deferred rent, net of current portion	596	434
Other long-term liabilities	451	477

Total liabilities	72,630	80,465

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $.01 par value:
Authorized—100,000 shares
Issued—35,529 and 35,660 shares in 2006 and 2007, respectively	355	356
Additional paid-in capital	176,545	178,073
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive (loss) income	(72)	60
Accumulated deficit	(88,696)	(85,215)

Total stockholders’ equity	88,021	93,163

Total liabilities and stockholders’ equity	$160,651	$173,628

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2006	2007

Operating activities
Net income	$2,086	$3,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,260	1,458
Stock-based compensation	456	1,032
Loss on disposal of fixed assets	10	—
Foreign currency exchange loss	62	65
Provision for allowance for doubtful accounts	54	107
Deferred income taxes	7	(1,078)
Tax benefit related to exercise of options	(248)	—
Non-cash income tax expense	340	1,401
Amortization of premiums or discounts on short-term investments	4	11
Changes in assets and liabilities:
Accounts receivable	4,196	1,026
Deferred costs	(489)	(564)
Prepaid expenses and other current assets	(14)	58
Accounts payable	29	(1,514)
Accrued expenses	(952)	(2,019)
Accrued litigation settlement	(8,500)	—
Deferred revenue	5,285	11,370
Deferred rent	(284)	(73)

Net cash provided by operating activities	3,302	14,761

Investing activities
Proceeds from maturities of short-term investments	3,022	18,310
Purchase of short-term investments	(3,718)	(17,119)
Purchase of property and equipment	(1,207)	(3,068)

Net cash used in investing activities	(1,903)	(1,877)

Financing activities
Proceeds from issuance of common stock	554	496
Tax benefit related to exercise of options	248	—

Net cash provided by financing activities	802	496

Effect of exchange rate changes on cash and cash equivalents	(174)	3

Net change in cash and cash equivalents	2,027	13,383
Cash and cash equivalents at beginning of period	51,779	42,169

Cash and cash equivalents at end of period	53,806	55,552
Short-term investments at end of period	9,499	26,264

Total cash, cash equivalents and short-term investments at end of period	$63,305	$81,816

Contact:
Public Relations
Phase Forward
Gretchen Dock, 781-902-4413
gretchen.dock@phaseforward.com
or
Investor Relations
Integrated Corporate Relations
Timothy Dolan, 617-956-6727
tdolan@icrinc.com

Source: Phase Forward Incorporated